UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2012

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2012, StemCells, Inc. (the "Company") issued a press release announcing summary trial results from the Company's clinical study of its HuCNS-SC cells (purified human neural stem cells) in patients with Pelizaeus-Merzbacher disease, a rare hypo-myelination disorder in children. A copy of this press release is attached hereto as Exhibit 99.1.

The data from the study provide evidence of progressive and durable donor-cell derived myelination in all four patients who underwent transplantation with the Company’s proprietary HuCNS-SC cells. In addition, clinical assessment revealed small but measureable gains in motor and/or cognitive function in three of the four patients; the fourth patient remained clinically stable.

A summary of the trial results were presented on Saturday, March 31, at the 2012 European Leukodystrophy Association (ELA) Families/Scientists Meeting in Paris by the study's principal investigator, David H. Rowitch, M.D., Ph.D., UCSF professor of pediatrics and neurological surgery, chief of neonatology at UCSF Benioff Children’s Hospital, member of the Eli and Edythe Broad Center of Regeneration Medicine and Stem Cell Research at UCSF, and a Howard Hughes Medical Institute investigator.

The Company will host a live conference call and webcast today, April 2, at 11:00 AM Eastern Time (8:00 AM Pacific Time) to discuss the summary trial results. Interested parties are invited to listen to the call over the Internet via the Investors section of the Company’s website at http://investor.stemcellsinc.com/phoenix.zhtml?c=86230&p=irol-irhome. An archived version of the webcast will be available for replay on the Company’s website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated April 2, 2012, announcing trial results from the Company's clinical study of HuCNS-SC cells in patients with Pelizaeus-Merzbacher disease.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

April 2, 2012	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 2, 2012, announcing trial results from the Company's clinical study of HuCNS-SC cells in patients with Pelizaeus-Merzbacher disease.